Tempest Reports Third Quarter 2022 Financial Results and
Provides Business Update
South San Francisco, CA, November 8, 2022 – Tempest Therapeutics, Inc. (Nasdaq: TPST), a clinical-stage oncology company developing first-in-class1 therapeutics that combine both targeted and immune-mediated mechanisms, today reported financial results for the quarter ended September 30, 2022 and provided a corporate update.
“The Tempest team remained focused and continued to execute productively throughout the third quarter,” said Stephen R. Brady, chief executive officer of Tempest. “We look forward to presenting data from our diversified pipeline of novel preclinical and clinical oncology programs, including at the upcoming SITC annual meeting and in 2023 from our ongoing first-line randomized study with F. Hoffmann La Roche comparing TPST-1120 plus atezolizumab and bevacizumab in patients with liver cancer against the standard of care doublet of atezolizumab and bevacizumab.”
Recent Highlights
•TPST-1120 (clinical PPARα antagonist): continued enrollment in a first-line, randomized global Phase 1b/2 study in patients with hepatocellular carcinoma (HCC), under a collaboration with F. Hoffmann La Roche (Roche).
•TPST-1495 (clinical dual EP2/4 prostaglandin receptor antagonist): continued enrollment in a Phase 1 study evaluating both monotherapy and combination therapy (with anti-PD-1 checkpoint inhibitor, pembrolizumab) dose and schedule optimization arms, towards establishing a recommended Phase 2 dose.
Planned Near-Term Milestones
•TPST-1120 (clinical PPARα antagonist): (i) late-breaking presentation of TPST-1120 potential patient biomarker data at the Society for Immunotherapy of Cancer (SITC) 37th Annual Meeting; and (ii) early data from the first 40 patients in the first-line randomized global Phase 1b/2 study in patients with HCC under a collaboration with Roche expected in the first half of 2023.
•TPST-1495 (clinical dual EP2/4 prostaglandin receptor antagonist): (i) presentation of additional TPST-1495 preclinical data at the 37th SITC Annual
1 If approved by the FDA

Meeting; and (ii) data from Phase 1 monotherapy and combination dose and schedule optimization arms expected by year end or early 2023, with planned presentation of the combined data in 2023.
•TREX-1 Inhibitor (preclinical tumor-selective STING pathway activator): planned selection of development candidate in 2023.
Financial Results
Third Quarter
•Tempest ended the third quarter of 2022 with $42.8 million in cash and cash equivalents, compared to $51.8 million on December 31, 2021. The decrease was primarily due to cash used in operations of $24.6 million offset by net proceeds from the issuance of common stock of $8.8 million and pre-funded warrants of $7.3 million.
•Net loss and net loss per share for the third quarter of 2022 were $8.9 million and $0.66, respectively, compared to $8.1 million and $1.21, respectively, for the third quarter of 2021.
•Research and development expenses for the third quarter of 2022 were $6.0 million compared to $4.6 million for the same period in 2021. The $1.4 million increase was primarily attributable to expanded research and development efforts and higher compensation expenses due to an increase in employee headcount.
•General and administrative expenses for the third quarter of 2022 were $2.8 million compared to $3.1 million for the same period in 2021. The decrease of $0.3 million was primarily due to lower consulting and professional services.
Year-to-Date
•Net cash used in operations for the nine months ended September 30, 2022 was $24.6 million.
•Net loss and net loss per share for the nine months ended September 30, 2022 were $26.6 million and $2.46, respectively, compared to $20.5 million and $7.49, respectively, for the same period in 2021.
•Research and development expenses for the nine months ended September 30, 2022 were $16.7 million compared to $12.5 million for the same period in 2021. The $4.2 million increase was primarily due to expanded research and development efforts and higher personnel-related costs.
•For the nine months ended September 30, 2022, general and administrative expenses were $9.0 million compared to $7.2 million for the same period in 2021. The increase of $1.8 million was primarily due to an increase in professional and consulting fees and higher insurance expense as a result of operating as a publicly-traded company.
About Tempest Therapeutics
Tempest Therapeutics is a clinical-stage oncology company advancing small molecules that combine both tumor-targeted and immune-mediated mechanisms with the potential to treat a wide range of tumors. The company’s two novel clinical programs are TPST-1120 and TPST-1495, antagonists of PPARα and EP2/EP4, respectively. Both programs are advancing through clinical trials designed to study the agents as monotherapies and in combination with other approved agents. Tempest is also developing an orally available inhibitor of TREX1, a target that controls activation of the cGAS/STING pathway. Tempest is headquartered in South San Francisco. More information about Tempest can be found on the company’s website at www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Tempest Therapeutics, Inc. (“Tempest Therapeutics”). These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. All statements that are not historical facts are forward-looking statements, including any statements regarding the timing and selection of development candidates, dose selection or commencement of, or availability of data from, clinical trials, the company’s guidance regarding cash resources, as well as our operational plans and the timing and ability to deliver on value-creating milestones. Forward-looking statements are based on information available to Tempest Therapeutics as of the date hereof and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. These and other risks are described in greater detail in the Form 10-Q filed by Tempest Therapeutics with the Securities and Exchange Commission on November 8, 2022. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

TEMPEST THERAPEUTICS, INC.
Consolidated Balance Sheets
(in thousands)

	September 30, 2022	December 31, 2021
Assets		
Current assets		
Cash and cash equivalents	$ 42,791	$ 51,829
Insurance recovery of legal settlement	15,200	15,000
Prepaid expenses and other current assets	2,266	2,134
Total current assets	60,257	68,963
Property and equipment, net	919	1,113
Operating lease right-of-use assets	1,312	3,051
Other noncurrent assets	683	111
Total assets	$ 63,171	$ 73,238
Liabilities and Stockholders' Equity		
Current liabilities		
Accounts payable	$ 925	$ 991
Accrued legal settlement	15,200	15,000
Accrued expenses and other	2,585	1,589
Current loan payable	3,500	-
Current operating lease liabilities	871	1,442
Accrued compensation	859	912
Interest payable	119	92
Total current liabilities	24,059	20,026
Loan payable, net	11,836	15,069
Operating lease liabilities	503	2,026
Total liabilities	36,398	37,121
Stockholders' equity		
Common stock	10	7
Additional paid-in capital	153,432	136,173
Accumulated deficit	(126,669)	(100,063)
Total stockholders' equity	26,773	36,117
Total liabilities and stockholders' equity	$ 63,171	$ 73,238

Investor Contacts:
Sylvia Wheeler
Wheelhouse Life Science Advisors
swheeler@wheelhouselsa.com

Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com